SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act 1934
Date of Report (Date of earliest event reported):  November 26, 2015
NEMAURA MEDICAL, INC.
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)
000-55283	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

Advanced Technology Innovation Centre Loughborough University Science and Enterprise Parks 5 Oakwood Drive Loughborough LE11 3QF	N/A
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	00 44 1509 222912
__________________________________ (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into A Material Definitive Agreement

On November 26, 2015, Nemaura Medical, Inc.'s (the "Company"), subsidiary Dermal Diagnostics Limited ("DDL"), entered into a License, Supply and Distribution Agreement (the "Agreement") with Dallas Burston Pharma (Jersey) Limited ("DBJ").  DDL had previously entered into an LOI with DBJ on 31st March 2014, which outlined the basic terms of the cost at which the patches and watch that are components of the Company's sugarBeat® continuous glucose monitoring ("CGM") system would be supplied and minimum order quantities in the first two (2) years, pending finalizing the terms in a definitive agreement.  The Agreement represents the final terms and conditions that were outlined in that LOI.

Under the terms of the Agreement, DDL has appointed DBJ as its exclusive licensee for the import, marketing, promotion and sale of sugarBeat®, pending completion of its clinical trials and successful application for the CE Mark.  DPJ is exclusive licensee for the territory consisting of the United Kingdom, the Channel Islands, the Isle of Man and the Republic of Ireland (the "Territory").

Pursuant to the Agreement, DBJ will not distribute, promote or manufacture any other goods which provide for the transdermal monitoring of blood glucose levels using reverse iontophoresis technology.  DBJ shall provide DDL with written forecasts of estimated product requirements for 12month periods and DDL undertakes to meet all orders within the estimates, subject to agreed upon changes.

The initial term of the Agreement is 5 years and provides for termination by either party upon at least 12 months' prior written notice, subject to other agreed upon earlier termination provisions in the Agreement.  If termination is the result of a breach by a party that is not remedied within 30 days of notice of such breach, or if the Agreement is terminated upon prior written notice, the terminating party shall pay an exit payment.

In addition, on November 26, 2015, Company, executed a subscription agreement with Dr. Dallas John Burston, the CEO and founder of DBJ ("Dr. Burston"), for the sale of (i) 5,000,000 shares (the "Shares") of its common stock, par value $0.001 per share (the "Common Stock") at a purchase price of $2.00 per share for a total of $10,000,000, and (ii) warrants to purchase up to 10,000,000 shares of Common Stock (the "Warrant"), exercisable for a period of five years commencing from and after the date the Company's Common Stock is approved for listing on a national securities exchange (the "Listing Date").  The Warrants are exercisable at a price of $0.50, subject to customary anti-dilution provisions.  During each 12 month period commencing on the Listing Date (each an "Exclusivity Period"), the holder of the Warrant shall be entitled to exercise this Warrant for such number of Warrant Shares that equals:

2,000,000 + [[2,000,000y]-z]

Where:
y = the number of expired Exclusivity Periods that have elapsed after the Listing Date; and
z = the cumulative number of shares underlying the Warrants that have already been exercised from time to time.

The Shares and Warrants were sold in a transaction not involving a public offering and were issued without registration in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended and Regulation D and/or Regulation S promulgated thereunder.
Reference is made to the full text of the Subscription Agreement and Form of Warrant, which are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
4.1	Form of Subscription Agreement
4.2	Form of Common Stock Purchase Warrant
10.1	License, Supply and Distribution Agreement+
+Portions of this Exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Nemaura Medical, Inc.

By:	/s/ Dewan F H Chowdhury
Name: Dewan F H Chowdhury
Title: Chief Executive Officer

Dated:  December 2, 2015

Exhibit List

Exhibit No.	Description
4.1	Form of Subscription Agreement
4.2	Form of Common Stock Purchase Warrant
10.1	License, Supply and Distribution Agreement+
+Portions of this Exhibit have been omitted pursuant to a request for confidential treatment.